UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC 20549

                              FORM 8-K

                           CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

     Date of report (Date of earliest event reported): July 12, 2005

                    WINDOW ROCK CAPITAL CORPORATION
         (Exact name of registrant as specified in its charter)

                               Nevada
             (State or other jurisdiction of incorporation)

                               0-29260
                         (Commission File Number)

                             86-1040643

                  (IRS Employer Identification Number)


                       6100 Neil Road, Suite 500
                        Las Vegas, Nevada 89511
                 (Address of principal executive offices)

                            832-225-1372
            (Registrants telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On July 7, 2005, the management of Window Rock Capital Corporation came to an agreement with the Jiaxin Consulting Group of Richmond, British Columbia. The parties agreed that Window Rock would joint venture, partially acquire, and develop a 50 hectare parcel of land with an approximate value of $24 million USD (estimate) asset located in the Peoples Republic of China, in the vicinity of Guangzhou, Guangdong Province. A copy of the agreement is attached.

Item 9.01. Financial Statements and Exhibits.

Exhibits:

Regulation
S-B Number	Document

      99.1	Letter of Intent and Agreement, dated July 7, 2005
      99.2      Press Release, dated July 12, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2005
WINDOW ROCK CAPITAL CORPORATION

By: /s/ Charles R. Shirley
Name: Charles R. Shirley
Title: Chairman, CEO and Corporate Secretary